Exhibit 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Premier Brands, Inc. (the “Company”) on Form 10-K for the year ended August 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jorge Olson, President, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Report on Form 10-K for the year ended August 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Report on Form 10-K for the year ended August 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Premier Brands, Inc.

Premier Brands, Inc.

Date: December 14, 2012	By:	/s/ Jorge Olson
Jorge Olson
President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)